EMPLOYMENT AGREEMENT
                                    BETWEEN
                           STV Group, Inc., Employer
                                      AND
                          Dominick Servedio, Employee
                            Made on October 29, 1998
                           Effective October 1, 1998




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                               TABLE OF CONTENTS

BACKGROUND ................................................................1

1.      Employment and Duties; Board of Directors . .......................2

        1.1.    Employment and Duties. ....................................2
        1.2.    Board of Directors ........................................3

2.      Term ..............................................................3

3.      Compensation ......................................................3

        3.1.    Salary ....................................................3
        3.2.    Annual Incentive ..........................................4
        3.3.    Long Term Incentives ......................................4
        3.4.    Welfare Benefits ..........................................4
        3.5.    Fringe Benefits and Business Expenses .....................5

                3.5.1   Fringe Benefits ...................................5
                3.5.2   Vacation ..........................................6
                3.5.3   Reimbursement of Expenses .........................6

        3.6.    Retirement Benefits .......................................6

                3.6.1   General............................................6
                3.6.2   Medical Coverage ..................................7
                3.6.3   Supplemental Retirement Benefits...................7

4.      Termination .......................................................9

        4.1.    Notice of Termination ....................................10
        4.2.    Grounds for Termination ..................................10

                4.2.1   Termination upon Death ...........................10
                4.2.2   Termination upon Disability ......................10
                4.2.3   Termination for Cause ............................11
                4.2.4   Termination Other Than For Cause .................12
                4.2.5   Termination For Good Reason ......................13

        4.3.    Compensation upon Termination for Good Reason ............13
        4.4.    Procedure Upon Termination ...............................14

5.      Employee's Covenants .............................................14

        5.1.    Nondisclosure ............................................14
        5.2.    Noncompetition ...........................................15
        5.3.    Enforcement ..............................................16
        5.4.    Consideration ............................................17
        5.5.    Scope ....................................................17

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6.      Miscellaneous .....................................................18

        6.1.    Notices....................................................18
        6.2.    Entire Understanding ......................................19
        6.3.    Modification ..............................................19
        6.4.    Prior Agreements ..........................................19
        6.5.    Termination of Prior Employment Agreements ................19
        6.6.    Parties in Interest .......................................20
        6.7.    Assignment ................................................20
        6.8.    Severability ..............................................21
        6.9.    Counterparts ..............................................21
        6.10    Section Headings ..........................................21
        6.11    References ................................................22
        6.12    Controlling Law ...........................................22

EXHIBITS

Appendix:                                                                  23

        A.      Definition of Change of Control                            23



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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT made on October 29, 1998, but effective as of October 1, 1998 by and between Dominick Servedio ("Employee") and STV Group, Inc., a Pennsylvania corporation ("Employer").

                                   BACKGROUND

     WHEREAS, Employer is engaged in the business of providing consulting engineering, architectural, interior design, planning, construction management and management consulting services to its customers; and

     WHEREAS, Employer and Employee acknowledge that Employer is engaged in a highly competitive business and wishes to protect its competitive position in its industry; and

     WHEREAS, Employer and Employee are parties to an Employment Agreement, made as of November 21, 1994, effective January 1, 1994, pursuant to which Employee has been employed by Employer; and

     WHEREAS, Employer desires to continue to retain the services of Employee under specific terms and conditions of employment; and

     WHEREAS, Employee desires to continue to work for Employer under the specific terms and conditions of employment which include terms to protect Employer's competitive position in the industry; and

     WHEREAS, Employee and Employer have freely negotiated their respective terms and conditions of employment, and have

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had the  opportunity  to consult with counsel of their choice,  and have reached agreement thereon;

     NOW THEREFORE, in consideration of the promises, covenants and agreements of the parties contained herein, and intending to be legally bound, the parties hereby covenant and agree as follows:

     1. Employment and Duties; Board of Directors.

          1.1. Employment and Duties. Employer shall employ Employee as Employer's President and Chief Operating Officer until December 31, 1998 and from and after January 1, 1999 and thence throughout the term of employment set forth in Section 2 hereof as President and Chief Executive Officer. Employee shall have supervision and control over, and responsibility for, the management of Employer, subject only to the direction of the Employer's Board of Directors. Employee shall also have such other responsibilities and duties, consistent with his positions and expertise, as may from time to time be prescribed by the Employer's Board of Directors and agreed to by Employee. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Employer, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with the interest of the Employer; (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions; (iii) engaging in charitable and

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community activities;  and (iv) managing his personal investments;  and provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement. Employee agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Employer and any of its subsidiaries and in one or more executive offices of any of the Employer's subsidiaries, provided that the Employee is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Bylaws of the Employer.

          1.2.1. Board of Directors.

               As a condition of his employment, Employee shall be nominated by Employer's Board of Directors to stand for re-election to the Board of Directors during the term of employment set forth in Section 2 hereof and Employer will take all steps necessary to ensure such nomination and subsequent election.

     2. Term. The term of Employee's employment under this Agreement shall be a period of five (5) years commencing on October 1, 1998, and ending on September 30, 2003, unless further extended or sooner terminated in accordance with the other provisions hereof (the "Term").

     3. Compensation.

          3.1. Salary. Employer shall pay to Employee for services rendered hereunder an annual base salary of $425,000.00 per year ("Salary"), payable in accordance with

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Employer's  normal  payroll  practices for  employees.  Employer shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. Employee's Salary shall be reviewed by the Compensation Committee of the Board of Directors no less frequently than annually and may be increased, but not decreased, as a result thereof.

          3.2. Annual Incentive. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate in and shall be included in Employer's Annual Incentive Plan established by the Compensation Committee and ratified by the Board.

          3.3. Long Term Incentives. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate in and shall be included in all of Employer's long term incentive plans ("Long Term Incentives") generally available to executive officers to the extent Employee is eligible under the general provisions thereof, including, but not necessarily limited to stock option plans, restricted stock plan, stock appreciation rights, and performance units.

          3.4. Welfare Benefits. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any welfare benefit plans of the Employer ("Welfare Benefits") generally available to executive officers, to the extent Employee is eligible under the general provisions thereof. Employee shall participate in such Plans on the same terms and

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conditions  as all other senior  executive  officers,  except that, in addition,
Employer shall provide Employee with life insurance coverage in the amount of no less than $1 million.

          3.5 Fringe Benefits and Business Expenses.

               3.5.1. Fringe Benefits. During the Term, and subject to the other provisions of this Agreement, in addition to any entitlements heretofore earned by Employee under the terms of any prior agreement between Employer and Employee, Employer shall provide Employee with and Employee shall be entitled to the following (sometimes hereinafter referred to as "Fringe Benefits"):

                    (i) An automobile of such type as is comparable to that currently provided. Employer shall maintain and pay for liability, collision and comprehensive insurance covering such automobile, in such amounts and on such terms as Employer deems appropriate.

                    (ii) Club fees (initiation, dues and monthly charges) at least comparable to those currently provided.

                    (iii)  Personal   financial  planning  and  tax  preparation
services, the annual cost of which shall not exceed $7,500.00.

                    (iv) The rental cost, a reasonable allowance for furniture and furnishings of, and maid service for, a two bedroom apartment in the Borough of Manhattan, City of New York, as selected by the Employee with the approval of the Chairman of the Compensation Committee of

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the Board of Directors.  Employee  shall be entitled to the personal use of such apartment during the term of this Agreement. In addition, Employer shall promptly from time to time pay to Employee in cash amounts sufficient to cover Employee's federal, state and local tax liability with respect to any taxable income recognized by Employee as a consequence of Employer's payment for the apartment rental and maid service cost under this section as well as Employee's federal, state and local tax liability with respect to such cash payments.

(The above benefits are sometimes hereinafter referred to as "Fringe Benefits").

               3.5.2. Vacation. Employee shall be entitled to unlimited vacation during each year, subject to Employee's ability to perform his duties under this Agreement.

               3.5.3. Reimbursement of Expenses. Employee is authorized to incur reasonable, ordinary, and necessary expenses in the course of Employer's business. Employer shall reimburse Employee for such expenses ("Business Expenses") advanced by Employee upon presentation by the Employee of an itemized account of such expenditures in a manner prescribed by Employer.

          3.6 Retirement Benefits.

               3.6.1. General. Employee shall be entitled to continue to participate and shall continue to be included in Employer's ESOP and 401(K) plans on the same

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terms  and  conditions  as other  employees  of  Employer  ("General  Retirement
Benefits").

               3.6.2. Medical Coverage. Employee shall be entitled to, and Employer shall provide, retiree medical coverage at least comparable to that currently in effect ("Medical Retirement Benefits").

               3.6.3. Supplemental Retirement Benefits. Commencing on the first day of the month following termination of Employee's employment with Employer, Employee shall be entitled to receive annual benefits from Employer under a Supplemental Executive Retirement Plan ("SERP"), as described in this section ("Supplemental Retirement Benefits") in the amount of Three Hundred and Twenty-Five Thousand Dollars ($325,000.00) per annum. This SERP benefit is fully vested and nonforfeitable. The foregoing SERP benefit shall be payable monthly in equal installments for a total period of fifteen (15) years of the lives of Employee and his spouse or of the survivor next following the termination of Employee's employment with Employer. As of January 1 of each year following the year in which payment of the SERP benefit commences, the amount of the SERP benefit shall be increased by a cost-of-living factor based on the increase in the Consumer Price Index-Urban Consumers for the immediately preceding calendar year. Notwithstanding the foregoing, if a change in control (as defined in Appendix A) shall occur before the SERP benefit has been fully paid, the Employer shall i) within thirty (30) days following such

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change  of  control  provide  to the  Employee  and  Employee's  spouse,  or the survivor, security for the life of such benefit in the form of a fully funded annuity payment or other guarantee administered by the Compensation Committee of the Board of Directors of the Employer; or ii) the actuarial lump sum equivalent of the remaining benefit shall be accelerated and paid to Employee or his surviving spouse in a single lump sum in cash within forty-five (45) days following such change of control. Any such annuity contract shall be issued by an insurance company having an A.M. Best financial strength rating of at least A+ and a Standard & Poor's claims paying ability rating of at least AA. Actuarial equivalence shall be determined by the Compensation Committee of the Board of Directors of the Employer in accordance with reasonable actuarial assumptions. The Compensation Committee, with the consent and approval of the Employee, which consent and approval shall not unreasonably be withheld, shall retain an independent third party actuarial firm to determine the actuarial lump sum equivalent. In the event that the Company shall elect to make payment of the SERP by annuity as provided above, upon the death of Employee's surviving spouse within the 15-year term of the SERP, the balance of any remaining SERP benefits which would have become due and owing to Employee, or to Employee's surviving spouse, shall be payable to such beneficiaries as may have been designated by Employee or Employee's surviving spouse during their respective lifetimes. In addition, in the event that, as a

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result of the  Employer's  election  to make  payment  of the SERP by annuity as provided above, any taxable income is recognized by Employee in advance of receipt of payment of the SERP in whole or in part, Employer shall, promptly upon its calculation, advance to Employee, in cash, an amount sufficient to cover any of Employee's federal, state and local tax liability with respect to any such taxable income recognized by Employee as a consequence of Employer's election to make payment of the SERP by annuity, as well as Employee's federal, state and local tax liability with respect to such cash payment, which advance shall be repaid without interest by the employee pari pasu as Employee receives payment of such SERP (Collectively, the General Retirement Benefits, Medical Retirement Benefits and Supplemental Retirement Benefits are referred to as "Retirement Benefits").

     4. Termination.

          4.1. Notice of Termination. Any termination by Employer or by Employee, other than due to death of Employee, shall be communicated by written Notice of Termination to the other party hereto. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision specified. As used in this Agreement,

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"Date  of  Termination"   shall  mean  the  date  specified  in  the  Notice  of
Termination.

          4.2. Grounds for Termination.

               4.2.1. Termination upon Death. Employee's employment with Employer and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to (i) any unpaid portion of his Compensation and Benefits accrued up to the Date of Termination and shall also be entitled to reimbursement for any expenses incurred by Employee hereunder and (ii) such rights as Employee's surviving spouse may have under Employer's SERP.

               4.2.2. Termination upon Disability. This Agreement shall terminate immediately in the event that Employee becomes retired on account of disability. Employee will be deemed to be retired on account of disability at the end of any period of six consecutive months during which, by reason of physical or mental injury or disease, Employee has been unable to perform substantially the Executive's usual and customary duties under this Agreement. In the event that by reason of physical or mental injury or disease, Employee has been unable to perform substantially the Executive's usual and customary duties under this Agreement until the date of retirement on account of disability, Employee shall continue to receive his compensation and benefits in

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accordance with company policy with respect to disability  benefits in effect at the time of such disability.

               4.2.3. Termination for Cause. At any time during the Term, Employer may terminate Employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to Employee, if at a duly convened meeting of the Board of Directors or the appropriate committee of the Board of Directors of which Employee was given reasonable advance notice (30 days or more) and at which Employee and his counsel had the opportunity to be heard, a resolution was duly adopted by the affirmative vote of not less than two-thirds of the Board present and entitled to vote on this matter finding that, in the good faith judgment of the Board or such committee, (1) an event (which is described in the resolution in reasonable detail) constituting Cause has occurred, and (2) the Employee was given reasonable notice of the event and either Employee had a reasonable opportunity to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances.

          For purposes of this Agreement, Cause shall mean: (1) Employee is grossly negligent in the performance of his duties under this Agreement resulting in a material impairment of Employer's performance, and Employee continues to be grossly negligent after demand for corrective action is delivered by the Employer that specifically identifies the

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manner in which the employer  believes  the Employee has been grossly  negligent under this Agreement or (2) Employee is convicted of or pleads guilty or nolo contendere to a felony. A termination of Employee's employment shall not be deemed a termination for Cause if the notice of termination is delivered to Employee more than thirty (30) days after the Board of Directors knows or should know of the event or action alleged to constitute Cause.

          On termination of this Agreement pursuant to this Section 4.2.3, with the exception of any benefits under the SERP which survive such termination and except that Employee shall be entitled to any unpaid portion of his Compensation and Benefits earned prior to the date of termination, all rights to Compensation and Benefits of Employee shall cease as of the Date of Termination.

               4.2.4. Termination Other Than For Cause. In the event that Employer terminates Employee's employment hereunder without cause, Employee shall receive his Salary for the remainder of the term of the Agreement and shall continue to receive all Welfare Benefits and Fringe Benefits under the Agreement for the remaining term of the Agreement. In addition, Employee shall be deemed to have earned the maximum Annual Incentive Opportunity for each fiscal year of the Employer during the remaining term of this Agreement, to be paid in a lump sum, and all Long-Term Incentives will fully and immediately vest and Employee shall be deemed to be retired for purposes of the SERP.

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               4.2.5.  Termination  For Good Reason.  Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" means (1) a significant reduction in Employee's duties as such duties are contemplated by Section 1 hereof; (2) any removal of Employee from or any failure to re-elect Employee to any of the positions indicated in Section 1 hereof, except in connection with termination of Employee's employment for Cause; (3) a reduction in Employee's base salary or a material reduction of Employee's other compensation, benefits or perquisites; (4) a relocation of Employee's principal place of business to a location which is more than fifty
(50) miles from its current location; (5) retirement.

          4.3. Compensation upon Termination for Good Reason. If Employee's employment shall be terminated for good reason other than for retirement, Employee shall be entitled to all compensation and benefits as if such Termination of Employment was by Employer other than for Cause as set forth in Paragraph 4.2.4 hereunder. Upon Employee's retirement prior to the expiration of the Term of this Agreement, Employee shall be entitled to all salary, compensation and benefits up to the date of retirement and shall thereafter be immediately entitled to all of Employee's retirement benefits as provided for herein. If Employee terminates his employment, other than for good reason, all rights to Compensation and Benefits hereunder shall automatically cease except that Employee shall be entitled to any unpaid portion

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          4.4.   Procedure  Upon  Termination.   On  termination  of  employment
regardless of the reason, Employee shall promptly return to Employer all documents (including copies) and other property of Employer, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.

     5. Employee's Covenants.

          5.1. Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Employer's express prior written consent, or except in the proper course of his employment with Employer, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Employer's business, including without limitation names of customers and suppliers, (including customer buying and credit information, customer requirements and preferences and customer ratings), lists of or information pertaining to prospective customers, pricing information, credit information, gross margin and cost information, sales and marketing studies, reports, projections and information, number schedule and methods of delivery of services, finances, accounting methods, marketing methods, trade secrets, policies, prospects and financial condition. For

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purposes of this Section  5.1,  confidential  information  shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.

          5.2. Noncompetition. During the Term hereof, and during any period in which Employee is receiving a SERP benefit, Employee shall not, except with Employer's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

          (1) Communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Employer, in any manner which interferes or might interfere with such Person's relationship with Employer, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of or on behalf of any business in competition with Employer.

          (2) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Employer, at any location where Employer now conducts or during the Term hereof begins conducting any material business, or act or conduct himself in any manner which he would have reason to believe inimical

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or contrary to the best  interests of  Employer;  provided,  however,  that this provision shall not be construed to prohibit the ownership by Employee of any interest in any business entity doing business with Employer or of not more than 2% of any class of securities of any corporation which is engaged in any of the foregoing businesses that has a class of securities registered pursuant to the Securities Exchange Act of 1934.

          5.3. Enforcement. The parties acknowledge that Employer's business is highly competitive and world-wide in scope and that any breach by either party of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to the injured party for which money damages could not adequately compensate such party, and therefore, in the event of any material breach of this agreement, the injured party shall be entitled, in addition to all other rights and remedies which such party may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the party in breach and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which either party may have against the other shall not constitute a defense or bar to the enforcement of any of the Covenants. If a party is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was

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occurring,  beginning on the date of a final court order (without  further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

          5.4. Consideration. The parties expressly acknowledge that the Covenants are a result of arms length negotiations between the parties and are a material part of the consideration bargained for by them and that without the agreement of each to be bound by the Covenants, neither would have agreed to enter into this Agreement.

          5.5. Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

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     6. Miscellaneous.

          6.1. Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (1) delivered personally, (2) mailed by first class certified mail, return receipt requested, postage prepaid, or (3) sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below or to such other addresses of which the parties may give notice in accordance with this Section.

               If to Employer, to:

                    STV Group, Inc.
                    205 Welsf Drive
                    Douglassville, PA 19103
                    ATT: Corporate Secretary

               With a copy to:
                    Richard J. McMahon, Esquire
                    Blank, Rome, Comisky & McCauley
                    One Logan Square
                    Philadelphia, PA 19103

               If to Employee, to:

                    Mr. Dominick Servedio
                    President and Chief Operating officer
                    STV Group, Inc.
                    225 Park Avenue
                    New York, New York 10003

               With a copy to:

                    Andrew S. Fisher, Esquire
                    Fisher, Fisher & Berger
                    One Whitehall Street
                    21st Floor
                    New York, New York 10004

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

          6.2 Entire Understanding. This Agreement, together with all other documents, instruments, certificates and agreements executed in connection herewith, sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

          6.3. Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by Employer hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board.

          6.4. Prior Agreements. Employee represents to Employer (1) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (2) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (3) that he is free and able to execute this Agreement and to enter into employment by Employer.

          6.5. Termination of Prior Employment Agreements. All prior employment agreements between Employee and Employer (and/or any of its affiliates) are hereby

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

terminated as of the effective date hereof as fully performed on both sides, provided that the execution and delivery of this Agreement shall not be deemed to reduce any compensation or benefits or eliminate any other entitlements or rights of Employee that were earned, vested or existed prior to the effective date hereof.

          6.6 Parties in Interest. This Agreement and all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his surviving spouse, and his heirs, personal representatives, estate and beneficiaries, and Employer and its successors and assigns. This Agreement is a personal employment contract of Employer, being for the personal services of Employee, and shall not be assignable by Employee.

          6.7 Assignment. Employer, upon written consent of Employee, may assign its rights and duties hereunder provided that the assignee is the successor, by operation of law or otherwise, to the business of Employer, and the nature of Employee's duties hereunder do not change in any material respect. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement, in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement and Employee's consent to the assignment prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the termination of this Agreement. As used in this Agreement, "Employer" shall mean Employer as hereinabove defined and any successor to its business and/or assets as aforesaid which executed and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          6.8. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

          6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

          6.10. Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

          6.11. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

          6.12. Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of Pennsylvania applicable to agreements made and to be performed entirely therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned, under Seal, intending to be legally bound hereby.

Attest:   /s/ Peter W. Knipe            EMPLOYER: /s/ Harry Prystowsky, MD


Secretary                               By:
(Corporate Seal)                             (Authorized Officer)


                                        EMPLOYEE: /s/ Dominick M. Servedio

                                   APPENDIX A
                         Definition of Change in Control

     For purposes of this Agreement, "change of control" shall mean the occurrence of one or more of the following: (A) The acquisition, other than from Employer, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") of 30% or more of either (i) the then outstanding shares of Common Stock of Employer (the "Outstanding
Employer Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Employer Voting Securities"), provided, however, that any acquisition by (x) Employer or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Employer or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-l(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Employer Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 30% or more of Employer Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, shall not constitute a Change of Control; or (B) Individuals who, as of the date hereof, constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by
Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Employer (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (C) Approval by the shareholders of Employer of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Employer resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be; or (D) (i) a complete liquidation or dissolution of Employer or of (ii) sale or other disposition of all or substantially all of the assets of Employer other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Employer Voting

Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, immediately prior to such sale or disposition.